EXHIBIT 99.2

WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q3 FY2004 (All $ amounts in millions)

	Q3 FY03	Q4 FY03	Q1 FY04	Q2 FY04	Q3 FY04
REVENUE:	$706	$680	$714	$835	$749
REVENUE BY CHANNEL:
OEM	53%	52%	53%	51%	49%
DISTRIBUTORS	39%	41%	40%	43%	43%
RETAIL	8%	7%	7%	6%	8%
REVENUE BY GEOGRAPHY:
AMERICAS	48%	46%	38%	41%	42%
EUROPE	31%	26%	30%	31%	30%
ASIA	21%	28%	32%	28%	28%
REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	55%	57%	53%	56%	51%
HARD DRIVE UNITS (in millions):	10.3	10.5	11.3	12.7	11.8
WORLDWIDE HEADCOUNT:	10,958	11,508	15,559	16,843	17,162
ASSET MANAGEMENT:
DAYS SALES OUTSTANDING	25	33	42	39	37
INVENTORY DETAIL:
RAW MATERIALS	$13	$12	$10	$19	$9
WORK IN PROCESS	$17	$20	$51	$58	$67
FINISHED GOODS	$81	$66	$62	$79	$73
TOTAL INVENTORY, NET	$111	$98	$123	$156	$149
INVENTORY TURNS	21	24	20	18	17